UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) November 6, 2018

(Date of earliest event reported) November 1, 2018

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On November 1, 2018, ONE Gas, Inc. (“ONE Gas”) entered into an underwriting agreement (the “Underwriting Agreement”) with U.S. Bancorp Investments, Inc. and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), with respect to the issuance and sale by ONE Gas of $400 million aggregate principal amount of its 4.50% senior notes due 2048 (the “Notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by ONE Gas and customary conditions to closing, indemnification obligations of ONE Gas, on the one hand, and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, as amended, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Supplemental Indentures and Notes

On November 5, 2018, ONE Gas completed the underwritten public offering (the “Offering”) of the Notes. ONE Gas registered the sale of the Notes with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-218383) filed on May 31, 2017. ONE Gas intends to use the net proceeds from the Offering of approximately $391.3 million, after deducting underwriting discounts and estimated offering expenses, to repay amounts outstanding under its commercial paper program, repayment of its $300 million 2.07 percent senior notes due February 2019 and for general corporate purposes.

The terms of the Notes are governed by the Indenture, dated as of January 27, 2014 (the “Base Indenture” and, as amended and supplemented by the Second Supplemental Indenture (as defined below), the “Indenture”), between ONE Gas and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture No. 2 with respect to the Notes (the “Second Supplemental Indenture”) dated as of November 5, 2018.

The Base Indenture and the Second Supplemental Indenture are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The form of the Notes is filed herewith as Exhibit 4.3 and is incorporated herein by reference. In addition, the legal opinion related to the Notes is filed herewith as Exhibit 5.1 and is incorporated herein by reference.

Affiliations

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for ONE Gas or its subsidiaries for which they will receive customary fees. Affiliates of certain of the Underwriters are also agents and/or lenders under ONE Gas’ credit facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 with respect to the Notes and the Indenture above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 1, 2018, between ONE Gas, Inc. and U.S. Bancorp Investments, Inc. and J.P. Morgan Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of January 27, 2014, among ONE Gas, Inc. and U.S. Bank National Association, as trustee, (incorporated by reference to Exhibit 10.1 to ONE Gas, Inc.’s Current Report on Form 8-K filed on January 30, 2014 (File No. 1-36108)).

4.2	Second Supplemental Indenture, dated as of November 5, 2018, among ONE Gas, Inc. and U.S. Bank National Association, as trustee, with respect to the 4.50% Notes due 2048.

4.3	Form of Note due 2048 (included in Exhibit 4.2 above).

5.1	Opinion of GableGotwals.

23.1	Consent of GableGotwals (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: November 6, 2018	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President and Chief Financial Officer